Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-260833 on Form S-3 of Chesapeake Energy Corporation of our report dated February 22, 2021, relating to the balance sheets of Vine Energy Inc. appearing in Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

December 23, 2021